UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]

Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Consent Revocation Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Revocation Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

TARONIS FUELS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Consent Revocation Statement, if other than the Registrant)

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On March 12, 2021, Taronis Fuels, Inc. issued the following press release:

Urges Shareholders to Sign GREEN Consent Revocation Card and NOT Return any WHITE Consent
Solicitation Cards

Peoria, AZ, March 12, 2021 – Taronis Fuels, Inc. (“Taronis” or “the Company”) (OTCQB:TRNF), a global producer of renewable and socially responsible fuel products, issued the following statement in response to a letter sent by Thomas Wetherald and Tobias Welo (“Wetherald/Welo”) who are seeking to remove, without cause, all five members of the Company’s Board of Directors.

“Taronis shareholders should not be misled by the false information being disseminated by the Welo/Wetherald activist group. The activist’s diatribe of manufactured grievances is nothing more than an attempt to distract shareholders from the fact that they are trying to steal the company, to take control without paying shareholders for it.”

“Taronis has made significant progress toward improving cash flow and the Company’s capital position, including reducing operating expenses, attracting several critical new hires across multiple retail markets, and executing on its plan to expand its whole industrial gas operations into California and Arizona.

“Taronis urges shareholders to sign and return the Company’s GREEN Consent Revocation Card and disregard any white consent cards received from Wetherald/Welo activist group.”

Important Additional Information and Where to Find It

In connection with the consent solicitation initiated by Wetherald/Welo and the Activist Group, the Company has filed a definitive consent revocation statement and accompanying GREEN consent revocation card and other relevant documents with the Securities and Exchange Commission (the “SEC”), which will also be mailed to Taronis’s shareholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the consent revocation statement, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at http://www.taronisfuels.com/investors/overview/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers may be deemed participants in the solicitation of consent revocations from the Company’s stockholders. Information regarding the participants of Taronis in the solicitation of consent revocations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Taronis’s definitive consent revocation statement filed with the SEC on March 10, 2021. Other information about the directors and executive officers of Taronis is set forth in the Company’s Annual Report on Form 10-K filed with SEC on May 22, 2020. These documents can be found on the SEC’s website at www.sec.gov or the Company’s website at http://www.taronisfuels.com/investors/sec-overview/all-sec-filings/.

Forward-Looking Statements

This press release contains forward-looking information about TRNF within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, the belief that any corporate action taken must be for the benefit of all Company shareholders and must be rooted in a strong understanding of the industrial gas and welding supply industry, TRNF’s business and its important milestones ahead, beliefs about TRNF’s strategy and long-term value creation, beliefs about TRNF’s strategic plan and implementation thereof, beliefs about TRNF’s financial profile and its Board and expectations as to and beliefs about the consent solicitation are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the impact and results of the consent solicitation and other activism activities by Wetherald/Welo, the Activist Group and/or other activist investors; as well as those risks identified in TRNF’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and subsequent filings with the SEC which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect TRNF’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on TRNF’s stock price. TRNF cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. TRNF disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About TRNF

Taronis Fuels, Inc. is a global producer of renewable and socially responsible fuel products. Our goal is to deliver environmentally sustainable, technology driven alternatives to traditional fossil fuel and carbon-based economy products. We believe our products offer a vastly cleaner solution to legacy acetylene and propane alternatives.

Taronis is also dedicated to providing fundamentally safer solutions to meet the industrial, commercial and residential needs of tomorrow’s global economy. Our products have been rigorously tested and independently validated by global gas authorities as vastly safer than acetylene, the most dangerous industrial gas in use today.

Lastly, we strive to deliver products that offer significant function superiority at a reduced cost to the end consumer. Through these efforts, we support 9 of the 17 United Nations Sustainable Development Goals. For more information, please visit our website at www.taronisfuels.com.

Taronis Fuels Contacts:

Investors:

Taronis Fuels
ir@taronisfuels.com

or

MacKenzie Partners, Inc.

Bob Marese/Larry Schimmel

212-929-5500

Proxy@mackenziepartners.com

Media:

Reevemark

Paul Caminiti/Pam Greene

(212) 433-4600

Taronis@reevemark.com